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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Company consents to the incorporation by reference in Registration Statement Nos. 333-125623, 333-101528, 333-55682 and 333-69775 of Corgenix Medical Corporation on Form S-8 of the Company's report dated September 22, 2009 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Corgenix Medical Corporation for the years ended June 30, 2011 and 2010.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
September 22, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM